Registration No. 333-

As filed with the Securities and Exchange Commission on February 25, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COSÌ, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

06-1393745
(I.R.S. Employer Identification No.)

1751 Lake Cook Road
Deerfield, Illinois  60015
(847) 597-8800
(Address, including zip code, and telephone number of principal executive offices)

Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan
(Full titles of plan)

Carin L. Stutz
Chief Executive Officer and President
Cosi, Inc.
1751 Lake Cook Road
Deerfield, Illinois  60015
(847) 597-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01	1,500,000	$0.88	$1,320,000	$180.05

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices reported on the Nasdaq Global Market on February 22, 2013.

EXPLANATORY NOTE

On March 29, 2006, Cosi, Inc., a Delaware corporation (the “Company”), registered 2,795,000 shares of the Company’s common stock, par value $0.01 per share, issuable under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “2005 Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-132806).  This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 to register an additional 1,500,000 shares of common stock issuable under the 2005 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (File No. 333-132806) filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2006, including, with respect to such registration statement, each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such registration statement, are incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company are incorporated herein by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2012, filed with the Commission on March 29, 2012;

2.
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 2, 2012, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

3.
The description of the Company’s common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 25, 2002, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

An opinion concerning the validity of the issuance of shares of the Company’s common stock has been rendered for the Company by Vicki Baue, Esq., the Company’s Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary.  Ms. Baue beneficially owns or has the right to acquire under employee benefit plans maintained by the Company an aggregate of less than 1% of the Company’s outstanding common stock.

ITEM 8.  EXHIBITS.

Exhibit Number	Exhibit Description

5.1	Opinion of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cosi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on February 25, 2013.

COSÌ, INC.

By:	/s/ Carin L. Stutz
	Name:	Carin L. Stutz
	Title:	Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes Carin L. Stutz, William E. Koziel, and Vicki Baue, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carin L. Stutz Carin L. Stutz	Chief Executive Officer and President (Principal Executive Officer)	February 25, 2013
/s/ William E. Koziel William E. Koziel	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer, Principal Accounting Officer)	February 25, 2013
/s/ Stephen F. Edwards Stephen F. Edwards	Executive Chair of the Board	February 25, 2013
/s/ Mark S. Demilio Mark S. Demilio	Director	February 25, 2013
/s/Creed L. Ford, III Creed L. Ford, III	Director	February 25, 2013
/s/ Robert Merritt Robert Merritt	Director	February 25, 2013
/s/ Michael O’Donnell Michael O’Donnell	Director	February 25, 2013
/s/ Karl Okamoto Karl Okamoto	Director	February 25, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Vicki Baue, Esq., Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer and Assistant Secretary (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page and incorporated herein by reference).